Filed with the Commission on July 29, 2004
                                                      1940 Act File No. 811-6699

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940                X

Amendment No. 12...............................................................X

           SCUDDER ASSET MANAGEMENT PORTFOLIO (f/k/a Asset Management
                          Portfolio)(the "Registrant")
               (Exact Name of Registrant as Specified in Charter)

                   One South Street, Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                     Copies to: Burton M. Leibert, Esq.
One South Street                           Willkie, Farr & Gallagher
Baltimore, Maryland  21202                 787 Seventh Ave.
(Name and Address of Agent                 New York, New York 10019
for Service)

                                Explanatory Note



This Amendment to the Registration Statement of Scudder Asset Management Portfolio ("Portfolio") on Form N-1A (the "Registration Statement") has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, "tax treatment" is the purported or claimed Federal income tax treatment of a transaction and "tax structure" is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.



Scudder Asset Management Portfolio
PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A. Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

The Portfolio seeks high total return with reduced risk over the long term by allocating investments among stocks, bonds and short-term instruments. The investment objective may be changed without shareholder approval.

Investments in the Portfolio are neither insured nor guaranteed by the US government. Investments in the Portfolio are not deposits of, or guaranteed or endorsed by, any bank. They are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objective of the Portfolio will be achieved. The Portfolio incorporates by reference information concerning the Portfolio's investment objective, policies and the risk factors associated with its investments from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks" and "Organizational Structure" in the Feeder Fund Prospectus. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement.

Item 6. Management, Organization, and Capital Structure.

The Portfolio incorporates by reference information concerning the management of the Portfolio from the sections entitled "Annual Fund Operating Expenses" and "Management of the Funds" in the Feeder Fund Prospectus.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value ("NAV"). Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Calculating a Fund's Share Price," "Dividends and Distributions," "Tax Considerations," and "Buying and Selling Fund Shares" in the Feeder Fund Prospectus.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.


Item 7. Shareholder Information.

The Portfolio incorporates by reference information concerning the calculation of net asset value and valuation of the Portfolio's assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in the Feeder Fund Prospectus.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Explanatory Note" above.

An investment in the Portfolio may be made without a sales load. All investments are made at the NAV next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The NAV of the Portfolio is determined on each Portfolio Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the

Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolio and Scudder Distributors, Inc. ("SDI") reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is SDI. The principal business address of SDI and its affiliates is 222 South Riverside Plaza, Chicago, IL 60606. SDI receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning dividends, distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in the Feeder Fund prospectus.

Item 8. Distribution Arrangements.

Registrant incorporates by reference information concerning sales loads, Rule 12b-1 fees and its Master-Feeder structure from the sections entitled "Annual Fund Operating Expenses" and "Organizational Structure" in the Feeder Fund Prospectus.

Scudder Asset Management Portfolio
PART B

Capitalized terms used in this Part B have the same meaning as in the Feeder Fund Prospectus.

Item 10. Cover Page and Table of Contents.

The Prospectus of the Asset Management Portfolio (the "Portfolio") dated August 1, 2004, which may be amended from time to time, provides the basic information investors should know before investing. This Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a Prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling 1-800-621-1048.

TABLE OF CONTENTS
Fund History
Performance Information
Description of the Fund and its Investments and Risks
Management of the Fund
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Shares
Taxation of the Fund
Underwriters
Calculation of Performance Data
Financial Statements

Item 11. Fund History.

The Registrant was organized as a trust under the laws of the State of New York on December 11, 1991.

Item 12. Description of the Fund and its Investments and Risks.

The Portfolio is a no-load, diversified, open-end management investment company. The Portfolio incorporates by reference information concerning its investment policies, limitations and risks from the section entitled "Investment Objective and Policies" in the current SAI for Scudder Advisor Funds III Lifecycle Long Range Fund(File Nos. 33-45973 and 811-6576) (the "Feeder Fund") (the "Feeder Fund SAI").

Item 13. Management of the Fund.

The Portfolio incorporates by reference information concerning its management from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

Item 14. Control Persons and Principal Holders of Securities.

As of July 8, 2004, Lifecycle Long Range Fund (series of shares of Scudder Advisor Funds III) owned approximately 100%, of the value of the outstanding interests in the Registrant. Scudder Advisor Funds III is organized as Massachusetts business trusts.

The Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders and in the same proportion as the votes of the Fund's shareholders. Fund shareholders who do not vote will not affect the Fund's votes at the shareholder meeting. The percentage of the Fund's votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to the Registrant, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 15. Investment Advisory and Other Services.

The Portfolio incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

Item 16. Brokerage Allocation and Other Practices.

The Portfolio incorporates by reference information concerning the brokerage allocation and other practices of the Registrant from the section entitled "Investment Objectives and Policies-Portfolio Transactions and Brokerage Commissions" in the Feeder Fund SAI.

Item 17. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Portfolio), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to their respective percentages of the beneficial interests of the Registrant) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Registrant are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees and principal underwriters for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 18. Purchase, Redemption and Pricing of Shares.

Beneficial interests in the Registrant are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended. Further information is available under Item 7, "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Registrant in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities-Redemptions and Purchases In-Kind" in the Feeder Fund SAI.

Item 19. Taxation of the Fund.

Registrant incorporates by reference information concerning the taxation of the Registrant from the section entitled "Taxation" in the Feeder Fund SAI.

It is intended that the Registrant's assets, income and distributions will be managed in such a way that an investor in the Registrant will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Registrant.

There are certain tax issues that will be relevant to only certain of the investors in the Registrant. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Registrant.

Item 20. Underwriters.

The placement agent for the Portfolio is SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21. Calculation of Performance Data.

Not applicable.

Item 22. Financial Statements.

The Portfolio's financial statements are hereby incorporated by reference from the Scudder Advisor Funds III- Lifecycle Long Range Fund Annual Report dated March 31, 2004 (File Numbers 33-45973 and 811-6576). A copy of the Annual Report may be obtained without charge by contacting the Portfolio.

Asset Management Portfolio
PART C. OTHER INFORMATION.

Responses to Items 23(e), (i), (j), and (k) have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

Item 23. Exhibits.

(a) Declaration of Trust of the Registrant; 2
(b) By-Laws of the Registrant; 2
(c) Not applicable;
(d) (1)Investment Advisory Agreement between the Registrant and Deutsche Asset Management, Inc. dated April 25, 2003 - 7;
(2) Form of Investment Sub-Advisory Agreement, between Deutsche Asset Management, Inc. and Northern Trust Investments, Inc. on behalf of the Registrant - 7;
(e) Not applicable
(f) Not applicable;

(g) Custodian Agreement between Registrant and State Street Bank and Trust Company, dated April 1, 2003 - 7;
(h) Administration and Services Agreement dated July 1, 2001 between the Registrant and Investment Company Capital Corp.; 5
         (1) Exclusive Placement Agent Agreement; 3
         (2) Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. dated August 19, 2002 - 7;

         (3) Expense Limitation Agreement dated April 25, 2003 among the Registrant, Scudder Investment Portfolios, Scudder Advisor Funds, Deutsche Asset Management, Inc. and Investment Company Capital Corp.- 7;
(i) Not applicable;
(j) Not applicable;
(k) Not applicable;
(l) Investment representation letters of initial investors; 1
(m) Rule 12b-1 plan - Not applicable;
(n) Financial data schedule - Not applicable;
(o) Rule 18f-3 plan - Not applicable;
(p) (1) Portfolio, Investment Advisor, and Underwriter Codes of Ethics - 7.
    (2) Sub-Advisor Code of Ethics - 7;
    (3) Fund Code of Ethics; 4.


----------
1.      Previously filed on June 9, 1992.
2. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.
3. Incorporated by reference to Amendment No. 5 to Registrant's Registration Statement as filed with the Commission on July 1, 1997.
4. Incorporated by reference to Amendment No. 8 to Registrant's Registration Statement as filed with the Commission on June 26, 2000.
5. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on July 30, 2001.
6. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on July 29, 2002.
7. Incorporated by reference to Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on July 25, 2003.

Item 24.  Persons Controlled by or under Common Control with Registrant.

None

Item 25.  Indemnification.

Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.

Item 26.  Business and Other Connections of Investment Advisor.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.)(File No. 801-27291). The following sections of the Form ADV are incorporated herein by reference:

(a) Items 1 and 2 of Part II;

(b) Sections 6, Business Background, of each Schedule D.

ITEM 27. Principal Underwriters.

(a) Scudder Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for certain other open-end investment companies managed by DeAM, Inc.

         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with Scudder       Positions and
         Business Address              Distributors, Inc.                       Offices with Registrant
         ----------------              ------------------                       -----------------------

         Thomas F. Eggers              Chairman and Director
         1325 Avenue of the Americas
         New York, NY  10019

         Jonathan R. Baum              Chief Executive Officer, President and
         1325 Avenue of the Americas   Director
         New York, NY  10019

         Michael L. Gallagher          Vice President and Director
         222 South Riverside Plaza
         Chicago, IL  60606

         John W. Edwards, Jr.          Chief Financial Officer and Treasurer
         60 Wall St.
         New York, NY  10005

         Michael Volo                  Chief Operating Officer and Vice
         1325 Avenue of the Americas   President
         New York, NY  10019

                                       13


         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with Scudder       Positions and
         Business Address              Distributors, Inc.                       Offices with Registrant
         ----------------              ------------------                       -----------------------

         Caroline Pearson              Secretary
         Two International Place
         Boston, MA  02110-4103

         Linda J. Wondrack             Chief Compliance Officer and Vice
         Two International Place       President
         Boston, MA  02110-4103

         David Edlin                   Vice President
         222 South Riverside Plaza
         Chicago, IL  60606

         Robert Froelich               Vice President
         222 South Riverside Plaza
         Chicago, IL  60606

         M. Patrick Donovan            Vice President & Anti-Money Laundering
         Two International Place       Compliance Officer
         Boston, MA  02110-4103

         Thomas Winnick                Vice President
         1325 Avenue of the Americas
         New York, NY  10019

         Gigi Szekely                  Vice President
         1251 Avenue of the Americas
         New York, NY  10020

         Philip J. Collora             Assistant Secretary
         222 South Riverside Plaza
         Chicago, IL  60606

(c) None

ITEM 28. Location of Accounts and Records.

Asset Management Portfolio:                 Deutsche Asset Management
(Registrant)                                One South Street
                                            Baltimore, MD  21202

Deutsche Asset Management, Inc.             345 Park Avenue
(Investment Advisor)                        New York, NY 10154

Investment Company Capital Corp.            One South Street
(Administrator)                             Baltimore, MD 21202

Scudder Distributors, Inc.                  222 South Riverside Plaza
(Placement Agent)                           Chicago, IL 60606

State Street Bank and Trust Company         One Heritage Drive - JPB/2N
(Custodian, Sub-Adminstrator/               North Quincy, MA 02171
Accounting Agent)

Scudder Investments Service Company         222 South Riverside Plaza
(Transfer Agent)                            Chicago, IL 60606

Scudder Fund Accounting Corporation         Two International Place
(Fund Accounting Agent)                     Boston, MA 02110

DST Systems, Inc.                           333 West 11th Street
(Sub-Transfer Agent)                        Kansas City, MO 64105

Item 29. Management Services.

Not applicable.

Item 30. Undertakings.

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, SCUDDER ASSET MANAGEMENT PORTFOLIO, has duly caused this Amendment No. 12 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on this 29th day of July, 2004.

                                    SCUDDER ASSET MANAGEMENT PORTFOLIO

                                    By: /s/ Julian F. Sluyters
                                        -----------------------------
                                    Julian F. Sluyters, Chief Executive Officer

                             RESOLUTIONS RELATING TO
                     RATIFICATION OF REGISTRATION STATEMENTS

                (To be voted on by the Boards of each Investment
                    Company with a March 31 fiscal year end)

         RESOLVED,        That the proper officers of the Trust be, and they
                          hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective
                          Amendment under the Securities Act of 1933 (the "1933
                          Act") and an Amendment under the Investment Company
                          Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED,        That the proper officer of the Trust be, and he or she
                          hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United
                          States of America or other jurisdictions, including
                          Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and

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

                          other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

         RESOLVED,        That the proper and all actions heretofore or
                          hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

         RESOLVED,        That the proper officers of the Portfolio Trust be,
                          and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio
                          Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED,        That the proper officer of the Portfolio Trust be, and
                          he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of

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

                          the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Trustees and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust.

                RESOLVED, That any and all actions heretofore or hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.

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